Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, the undersigned certifies that this Quarterly Report on Form 10-Q of Pacira Pharmaceuticals, Inc. for the quarter ended March 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Pacira Pharmaceuticals, Inc.

Date:	April 30, 2015	/s/ James Scibetta
James Scibetta
Senior Vice President, Chief Financial Officer and Head of Technical Operations
(Principal Financial Officer)